UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2004

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 12.  Results of Operations and Financial Condition.

On April 1, 2004, Travelers Property Casualty Corp. (“Travelers”) and The St. Paul Companies, Inc. (“St. Paul”) completed their merger, and the combined company is now known as The St. Paul Travelers Companies, Inc. (the “Company”).  For accounting purposes, Travelers is the accounting acquirer.  Accordingly, the stand-alone results of operations of Travelers for the quarter ended March 31, 2004 and all prior periods will be presented as the results of the Company for those periods.  The results of the combined operations will be consolidated for all future periods beginning in the second quarter.  On April 28, 2004, the Company issued a press release announcing the results of the Company’s (Travelers’) and St. Paul’s operations for the quarter ended March 31, 2004 and the availability of the Company’s (Travelers’) and St. Paul’s first quarter financial supplements on the Company’s web site.  The press release and the financial supplements are furnished as Exhibits 99.1, 99.2 and 99.3 to this Report.

As provided in General Instruction B.6 of Form 8-K, the information and exhibits contained in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2004	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 28, 2004, reporting results of operations

99.2	First Quarter 2004 Financial Supplement of The St. Paul Travelers Companies, Inc.

99.3	First Quarter 2004 Financial Supplement of The St. Paul Companies, Inc.